Calculation of Filing Fee Tables
S-8
Scorpio Tankers Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	457(a)	748,000	$ 58.74	$ 43,937,520.00	0.0001531	$ 6,726.83
Total Offering Amounts:						$ 43,937,520.00		$ 6,726.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,726.83
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the registration statement to which this exhibit related also covers any additional shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), that may be offered or become issuable under the Amended and Restated 2013 Equity Incentive Plan in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of the Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on September 23, 2025. (3) The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates and, accordingly, Table 2 has been omitted.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A